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                                                                      EXHIBIT 23

                                                                    [Letterhead]
                                                           Deloitte & Touche LLP
                                                            Two Prudential Plaza
                                                        180 North Stetson Avenue
                                                         Chicago, Illinois 60601




INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Registration Statement Nos. 2-62630, 2-76637, 2-90384, 33-15949, 33-17990, 33-24397, 33-44294, 33-49740,
33-49742, 33-49762, 33-55551, 33-55549, 33-57897, 333-01477, 333-62665,
333-62669, and 333-46790 of Deere & Company on Form S-8 and in Registration Statement Nos. 333-73317, 33-54149, 333-47264, and 333-95891 of Deere & Company
on Form S-3 of our report dated November 20, 2001, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2001, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.

DELOITTE & TOUCHE LLP
Chicago, Illinois

December 21, 2001